 Exhibit (a)(1)(D)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Marinus Pharmaceuticals, Inc.
at
$0.55 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated January 8, 2025
by
Matador Subsidiary, Inc.
a direct wholly-owned subsidiary of
IMMEDICA PHARMA AB
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF THE DAY OF THURSDAY, FEBRUARY 6, 2025, UNLESS THE OFFER IS EXTENDED.
January 8, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated January 8, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Matador Subsidiary, Inc., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of Immedica Pharma AB, a corporation organized and existing under the laws of Sweden (“Parent”), to purchase all outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Marinus Pharmaceuticals, Inc., a Delaware corporation (“Marinus”), at a purchase price of $0.55 per Share, net to the seller in cash (such price, or any different price per Share as may be paid in the Offer, the “Offer Price”), without interest and subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.
Also enclosed is Marinus’ Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF MARINUS HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.
WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.
We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:
1.
The Offer Price for the Offer is $0.55 per Share, net to the seller in cash, without interest and subject to any applicable tax withholding and subject to increase in certain circumstances as described in the Offer to Purchase, upon the terms and subject to the conditions of the Offer to Purchase.

2.
The Offer is being made for all outstanding Shares.

3.
The Marinus board of directors has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, (ii) determined that terms of the Merger Agreement and the Offer and the Merger were fair to and in the best interests of Marinus and its stockholders, (iii) determined that the Merger will be effected as soon as practicable following satisfaction of all conditions set forth in the Merger Agreement without a vote of the Marinus stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and (iv) recommended that the Marinus stockholders accept the Offer and tender their Shares in response to the Offer.

4.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 29, 2024 (the “Merger Agreement”), by and among Parent, Purchaser and Marinus. Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, Purchaser will be merged with and into Marinus (the “Merger”) without a vote of the stockholders of Marinus in accordance with Section 251(h) of the DGCL and Marinus will survive as a direct wholly-owned subsidiary of Parent. At the effective time of the Merger, each Share then outstanding (other than Shares owned by Parent, Purchaser, Marinus or their respective subsidiaries, or Marinus stockholders who properly perfect their appraisal rights under the DGCL) will be converted into the right to receive the Offer Price in cash, without interest and subject to any applicable tax withholding.

5.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF THE DAY OF THURSDAY, FEBRUARY 6, 2025 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

6.
The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being, as of the Expiration Date of the Offer, validly tendered (and not validly withdrawn) pursuant to the Offer a number of Shares that, together with all Shares (if any) otherwise owned by Parent or any of its wholly owned subsidiaries (including Purchaser), would represent at least one Share more than 50% of the total number of Shares of Common Stock issued and outstanding at Expiration Date of the Offer. The Offer is also subject to customary conditions set forth in the Offer to Purchase and described in Section 14 — “Conditions of the Offer” of the Offer to Purchase.

7.
Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or MacKenzie Partners, Inc., which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.
YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by Broadridge Corporate Issuer Solutions, LLC (the “Depositary”) of (i) a timely Book-Entry Confirmation (as defined in the Offer to Purchase) and (ii) in the case of a Book-Entry Transfer (as defined in the Offer to Purchase), an Agent’s Message (as defined in the Offer to Purchase).
UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.
Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Annex A
Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Marinus Pharmaceuticals, Inc.
at
$0.55 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated January 8, 2025
by
Matador Subsidiary, Inc.
a direct wholly-owned subsidiary of
IMMEDICA PHARMA AB
The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated January 8, 2025 (as it may be amended from time to time, the “Offer to Purchase”), and the related Letter of Transmittal relating to shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Marinus Pharmaceuticals, Inc., a Delaware corporation (“Marinus”).
This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Broadridge Corporate Issuer Solutions, LLC (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.
NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE
Shares

(Signature(s))

Please Type or Print Name(s)

(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

Please Type or Print Name(s)

Area Code and Telephone Number
Tax Identification or Social Security Number
Dated: , 2025